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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:                                      Commission File Number:
JUNE 13, 1997                                                 0-11672
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                             HORIZON BANCORP, INC.
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             (Exact name of registrant as specified in its charter)

                  WEST VIRGINIA                                                                  55-0631939
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 (State or other jurisdiction of incorporation or                                   (I.R.S. Employer Identification No.)
                  organization)

           ONE PARK AVENUE, BECKLEY, WV                                                             25801
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     (Address of principal executive offices)                                                    (Zip Code)
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                                (304) 255-7000
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              (Registrant's telephone number, including area code)


                        (This report contains (1) page)


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ITEM 5.  OTHER EVENTS

On May 30, 1997, Horizon Bancorp, Inc. ("Horizon") announced the signing of an agreement and plan of merger by HB Acquisition Company ("HB"), a wholly owned subsidiary of Horizon, and Beckley Bancorp, Inc. ("Beckley").

Pursuant to the terms of the proposal, shareholders of Beckley will receive
Twenty Five Dollars and Sixty Four Cents ($25.64) in cash for each of the outstanding shares of Beckley. The acquisition, which is an all cash transaction, will be accounted for as a purchase transaction. Beckley reported total assets of $44.6 million and stockholders' equity of approximately $11.2 million. The transaction, which is subject to approval by the appropriate regulatory authorities and the shareholders of Beckley, is expected to be completed in the third quarter.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c).  Exhibits.

         20.  Press release dated May 30, 1997

         99.  Agreement and Plan of Merger dated May 30, 1997

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 HORIZON BANCORP, INC.

                                                 By: /s/ FRANK S. HARKINS, JR.
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                                                 Frank S. Harkins, Jr.
                                                 Chairman of the Board and CEO

Date:  June 13, 1997